UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2013

IMPRIMIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

437 South Hwy 101, Suite 209
Solana Beach, CA	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 433-2800

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 7, 2013, Imprimis Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with MDB Capital Group, LLC, as representative of the several underwriters named therein (the “Underwriters”), providing for, among other things, the sale by the Company and the purchase by the Underwriters of 1,840,000 shares of the Company’s common stock, and up to an additional 276,000 shares of common stock from the Company within 45 days from the date of the Underwriting Agreement to cover overallotments, if any.  The shares of common stock were offered to the public at a price of $5.25 per share.  The offering is expected to close on or about February 13, 2013, subject to the satisfaction of customary closing conditions.   The net proceeds to the Company from this offering are expected to be approximately $8.13 million after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company.

The shares were registered for offer and sold pursuant to an effective Registration Statement on Form S-1 (File No. 333-182846) and a related prospectus and prospectus supplement filed with the Securities and Exchange Commission.

On February 7, 2013, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 hereto.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit hereto.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

As contemplated by the Underwriting Agreement, at the closing of the offering the Underwriters will receive warrants (the “Warrants”) to purchase 8.5% of the number of shares sold in the offering (including 8.5% of any shares sold pursuant to their over-allotment option).  The Warrants will be exercisable at $5.25 per share (100% of the price of the common stock sold in this offering), commencing on the effective date of the offering and expiring five years from the effective date of the offering.  The Warrants and the shares of the Company’s common stock underlying the Warrants have not been registered under the Securities Act of 1933 (the “Securities Act”) and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof. The Warrants and the shares of the Company’s common stock underlying the Warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On February 7, 2013, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a one-for-five reverse stock split of the Company’s common stock, such reverse split to become effective at 5:02 pm Eastern time on February 7, 2013.  The reverse stock split had been previously approved by the Company’s stockholders.

ITEM 8.01. OTHER EVENTS

On February 8, 2013, the Company's common stock began trading on The NASDAQ Capital Market on a split-adjusted basis. The Company’s common stock will trade under the symbol “IMMY.”

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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

1.1	Underwriting Agreement, dated February 7, 2013, by and between the Company and MDB Capital Group, LLC.

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective on February 7, 2013.

99.1	Press Release dated February 7, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPRIMIS PHARMACEUTICALS, INC.

Dated: February 8, 2013	By:	/s/ Mark L. Baum
Name: Mark L. Baum
Title: Chief Executive Officer